SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


   Date of Report (Date earliest event reported) July 26, 1995


Commission   Registrant, State of Incorporation,  I.R.S. Employer
File Number  Address and Telephone Number         Identification
                                                  No.
1-2703       GULF STATES UTILITIES COMPANY        74-0662730
             (a Texas corporation)
             350 Pine Street
             Beaumont, Texas  77701
             Telephone (409) 838-6631

1-11299      ENTERGY CORPORATION                  13-5550175
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262


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           Item 5.   Other Materially Important Events

           Gulf States Utilities Company and Entergy Corporation


      As previously discussed in the Form 10-Q for the quarterly period ended March 31, 1995, the labor union contract between Gulf States Utilities Company (GSU) and the International Brotherhood of Electrical Workers (IBEW) expired on June 24, 1995. The labor contract covers approximately 1,900 GSU employees in Southeast Texas and Southwest Louisiana. Negotiators for GSU and the IBEW have been unsuccessful in negotiating a new agreement. A federal mediator was called in on July 9, 1995, to assist the parties in resolving their differences, but the mediation effort was unsuccessful. Subsequently, the IBEW voted to reject GSU's settlement offer and authorized the union leadership to call a strike if necessary. The IBEW employees continue to work without a contract. Further negotiations are scheduled with the IBEW on July 26, 1995, and with the River Bend bargaining unit of the IBEW on July 27, 1995. If a strike should occur, GSU intends to continue its operations with the assistance of management and supervisory personnel and outside contractors.

                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Gulf States Utilities Company



                                 By:       /s/ Lee W. Randall
                                          Lee W. Randall
                                         Vice President, Chief
                                           Accounting Officer
                                        and Assistant Secretary



                                 Entergy Corporation



                                 By:       /s/ Lee W. Randall
                                             Lee W. Randall
                                      Vice President and Chief
                                         Accounting Officer



Dated:  July 26, 1995